As filed with the Securities and Exchange Commission on August 14, 1997

                            File No. 333-5884-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        Metropolitan Heath Networks, Inc.
               (Exact name of issuer as specified in its charter)

Florida                                                      65-0635748
(State or other jurisdiction                                 (I.R.S.  Employer
of incorporation or organization)                            Identification No.)

                       5100 Town Center Circle, Suite 560
                               Boca Raton, Florida
                    (Address of principal executive offices)
                                      33486
                                   (Zip Code)

                        CONSULTING AGREEMENT WITH ADVISOR
                            (Full title of the plan)

                           Noel J. Guillama, President
                       5100 Town Center Circle, Suite 560
                            Boca Raton, Florida 33486
                          Telephone No.: (561) 416-9484
                     (Name and address of agent for service)

                                    Copy to:
                            Charles B. Pearlman, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200



                         CALCULATION OF REGISTRATION FEE


                                                      Proposed              Proposed
                                                      maximum               maximum
                                                      offering              aggregate               Amount of
Title of securities             Amount to be          price per             offering              registration
 to be registered                registered            share(1)              price(1)                fee (1)


Common Stock
($.001 par value)                160,000 shares         $6.00               $960,000                $290.90


     (1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").



                                       METROPOLITAN HEALTH NETWORKS, INC.

                         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

         Form S-8 Item Number
            and Caption                                              Caption in Prospectus

 1.      Forepart of Registration                             Facing Page of Registration Statement
         Statement and Outside Front                          and Cover Page of Prospectus
         Cover Page of Prospectus

 2.      Inside Front and Outside Back                        Inside Cover Page of Prospectus and
         Cover Pages of Prospectus                            Outside Cover Page of Prospectus

 3.      Summary Information, Risk                            Not Applicable
         Factors and Ratio of Earnings
         to Fixed Charges

 4.      Use of Proceeds                                      Not Applicable

 5.      Determination of Offering Price                      Not Applicable

 6.      Dilution                                             Not Applicable

 7.      Selling Security Holders                             Sales by Selling Security Holders

 8.      Plan of Distribution                                 Cover Page of Prospectus and Sales by Selling
                                                              Security Holders

 9.      Description of Securities to be                      Description of Securities;
         Registered                                           Consulting Agreements

10.      Interests of Named Experts                           Legal Matters
         and Counsel

11.      Material Changes                                     Not Applicable

12.      Incorporation of Certain                             Incorporation of Certain Documents
         Information by Reference                             by Reference

13.      Disclosure of Commission                             Indemnification of Directors and Officers;
         Position on Indemnification for                      Undertakings
         Securities Act Liabilities



                                   PROSPECTUS
                       METROPOLITAN HEALTH NETWORKS, INC.

                         160,000 Shares of Common Stock
                                ($.001 par value)

                   Issued Pursuant to the Company's Agreement
                          with Lion Capital Corporation

This Prospectus is part of a Registration Statement which registers 160,000 shares of Common Stock, $.001 par value (such shares being referred to as the "Shares"), of Metropolitan Health Networks, Inc. (the "Company"), 10,000 shares and 150,000 shares of which may be issued pursuant to the exercise of Options, as set forth herein, issued to Lion Capital Corporation, a corporation owned and controlled by Debra Kevorkian and Paul Frazzini, a consultant to the Company, ("Selling Security Holders") pursuant to a written consulting agreement (the "Consulting Agreement" or "Agreement").

The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.
                   The date of this Prospectus is August  14, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on the NASDAQ SmallCap Market under the symbol "MDPA." Electronic Reports and other information found through the Electronic Data Gathering, Analysis & Retrieval System are probably available through the Commission's website (http://www.sec.gov.).

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of up to 160,000 shares of the Company's Common Stock, which may be issued to the Selling Security Holders pursuant to the written Agreement. This Prospectus, which is
Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     (a) The Company's Prospectus date February 13, 1997

     (b) The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended December 31, 1997 and March 31, 1997.

     (c) All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.


     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Metropolitan Health Networks, Inc., 5100 Town Center Circle, Suite 560, Boca Raton, Florida 33486.

                                   THE COMPANY

     Metropolitan Health Networks, Inc. (the "Company") was incorporated in the State of Florida in January 1996 for the purpose of developing a vertically and horizontally integrated health care delivery network (the "Network"). The Network provides primary and subspecialty physician care as well as diagnostic and therapeutic services.

     The Company is seeking to develop its Network through the acquisition, expansion and integration of (i) physician care practices (the "Physician Practices") together with (ii) laboratories, pharmacies and diagnostic and rehabilitation centers ("Ancillary Services").

     The Company is organized, in principal part, as a multi-county vertically and horizontally integrated medical group practice. As such, all of the physicians to be employed by the Company will provide an aggregate minimum of 75% of their services through the group practice and all physician services are to be billed under one common Medicare provider number. The Company believes it will meet all government requirements of a "group practice" to avail itself of benefits available to group practices under Florida and federal laws.

     The Company's goal through its Network is to provide quality, cost effective and outcome oriented health care in Dade, Broward and Palm Beach Counties, Florida, a tri-county area with a population in excess of four million.

     The Company's strategy is to develop and expand a locally prominent, integrated health care delivery network in Dade, Broward and Palm Beach counties Florida within a medical group practice structure, that provides a high quality and cost-effective health care delivery system. The Company's principal strategy for developing and expanding its network is through the acquisition of (through purchases, merger or otherwise) or affiliation with physicians, medical groups, and other health care providers in the South Florida market. The Company seeks to acquire or otherwise affiliate with physician groups and other providers in their local markets with reputations for providing quality cost effective healthcare services. The Company also seeks to acquire Ancillary Services, including laboratories, pharmacies and diagnostic and rehabilitation centers within its group practice structure. The Company believes that by increasing marketing activities, enhancing patient service and improving the accessibility of care, it will increase the Company's market share. The Company also believes strategic alliances with hospitals and health plans will improve the delivery of managed health care. The Company also believes that by the consolidation of management and administrative services that its costs should be reduced.

     The Company has completed the acquisition of General Medical Associates, a multi- disciplinary musculoskeletal practice and the practice and patient base of Dr. Paul Wand, a board certified neurologist. In addition, the Company acquired certain medically related assets of International Family Medical
Centers, Inc. and owns and operates two medical clinics. The Company has also acquired Magnetic Resonance Imaging Center, a fixed and mobile magnetic resonance imagery business which is engaged in performing and reading magnetic resonance images for patients primarily located in South Florida and Datascan of Florida, Inc., a mobile diagnostic services company which provides nerve conduction, vascular and ultrasound studies in South Florida.

                              Consulting Agreement

     On July 29, 1997, the Company and Lion Capital Corporation, a corporation owned and controlled by Debra Kevorkian and Paul Frazzini, entered into a Consulting Agreement pursuant to which consultant provide advice to the Company concerning its related services including (i) further development enhancement of current operations and recommendations with regards to additional services and geographic service expansion; (ii) research evaluation, due diligence negotiation with respect to strategic partners joint ventures, acquisitions and other venture partners; (iii) negotiations, introductions and evaluations of sources of credit, banking relationships and related financial opportunities;
(iv) marketing surveys and studies and general marketing assistance; (v) assistance and advice with respect to shareholder investor relations and assistance to the Company in the preparation of reports to its shareholders and investors. As compensation for its services rendered under the Consulting Agreement, Consultant received 10,000 shares of the Company's Common Stock and an Option to purchase an aggregate of 150,000 shares. The Option shall be exercisable as to the first 100,500 shares at any time during the twelve (12) month period commencing July 28, 1997, as follows: (i) the Option as to Thirty-Three Thousand Five Hundred (33,500) shares shall be exercisable at a purchase price of $4.00 per share, (ii) the Option as to an additional Thirty-Three Thousand Five Hundred (33,500) shares shall be exercisable at a purchase price of $5.00 per share, and (iii) the Option as to the remaining Thirty-Three Thousand Five Hundred (33,500) shares shall be exercisable at a purchase price of $6.00 per share. The Option shall be exercisable as to the remaining 49,500 shares at any time commencing April 1, 1998 expiring twelve
(12) months from the date of this Consulting Agreement, as follows: (i) the Option as to Sixteen Thousand Five Hundred (16,500) shares shall be exercisable at a purchase price of $4.00 per share, (ii) the Option as to an additional Sixteen Thousand Five Hundred (16,500) shares shall be exercisable at a purchase price of $5.00 per share, and (iii) the Option as to the remaining Sixteen Thousand Five Hundred (16,500) shares shall be exercisable at a purchase price of $6.00 per share. The purchase price for the exercise of the options is payable in cash, and the price of the shares of Common Stock shall be paid in full upon exercise of the options. There are no redemption rights in connection with the options.

                       Restrictions Under Securities Laws

     The sale of any shares of Common Stock must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                        SALES BY SELLING SECURITY HOLDERS

     The following table sets forth the name of the Selling Security Holders, the amount of shares of Common Stock held directly or indirectly or underlying the maximum number of options to be issued to the Selling Security Holders, the exercise price for the Options, the amount of Common Stock to be owned by the Selling Security Holders following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holder following completion of such offering (based on 150,000 shares of Common Stock of the Company outstanding at August 14, 1997).



                                                                  Estimated   Estimated    Percentage
                                                                  Purchase    Shares to be Owned
Name of Selling               Number of       Shares to           Exercise    Owned After  After
Security Holder               Shares Owned    be Offered          Price       Offering     Offering

Lion Capital Corporation      140,000*         160,000*              *         150,000      2.7%

* Includes options to purchase 150,000 shares at prices between $4.00 and $6.00 per share.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $.001 par value per share of which 5,,529,479 were outstanding as of August 1, 1997. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable.

PREFERRED STOCK

     The Board of Directors has the ability to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights, voting rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any series or the designation of any such series, without further vote or action by the shareholders. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. The Company presently has no shares of Preferred Stock outstanding.

TRADING


     The Company's Common Stock is traded on the NASDAQ SmallCap Market under the symbol "MDPA." The following sets forth the range of high and low closing bid prices for the Common Stock as reported on the NASDAQ during each of the quarters presented. The quotations set forth below are inter-dealer quotations, without retail mark-ups, mark- downs or commissions and may not necessarily represent actual transactions.

                                               High                      Low
1997
First Quarter (from February 24, 1997)        $ 7.563                  $ 3.563
Second Quarter                                $ 5.375                  $ 3.188
Third Quarter (through August 8, 1997)        $ 4.438                  $ 3.375

     Company has not paid any cash dividends on its common stock and Company does not currently intend to declare or pay cash dividends in the foreseeable future. Company intends to retain any earnings that may be generated to provide funds for the operation of its business.

                    TRANSFER AND WARRANT AGENT AND REGISTRAR

     The transfer agent and registrar for the securities of the Company is Florida Atlantic Stock Transfer, Tamarac, Florida.

                                  LEGAL MATTERS

     Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Counsel for the Company, Fort Lauderdale, Florida. Members of Atlas, Pearlman, Trop & Borkson, P.A. own 20,000 shares of the Company's Common Stock.

                                 INDEMNIFICATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Articles of Incorporation provide that the Company shall indemnify and may insure its officers and directors to the fullest extent permitted by law.

     The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) deriving an improper personal benefit from a transaction, (iii) voting for or assenting to an unlawful distribution and (iv) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

     The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

     The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     (a)      The Company's Prospectus date February 13, 1997

     (b) The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended December 31, 1997 and March 31, 1997.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

     (d) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.           Description of Securities

     A description of the Company's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.           Interests of Named Experts and Counsel

         Not Applicable.

Item 6.           Indemnification of Directors and Officers

     The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Articles of Incorporation provide that the Company shall indemnify and may insure its officers and directors to the fullest extent permitted by law.
     The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) deriving an improper personal benefit from a transaction, (iii) voting for or assenting to an unlawful distribution and (iv) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed
     Inasmuch as the Consultant who will receive the Shares of the Company is knowledgeable, sophisticated and has access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the Consultant is required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company except upon sale of the underlying Shares of Common Stock pursuant to a registration statement.
Item 8.           Exhibits

Exhibit           Description

     (5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of securities pursuant to the above Consulting Agreement


     (23.2) Consents of independent certified public accountants

Item 9.           Undertakings

         (1)      The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, and the State of Florida, on the _____ day of August, 1997.

                                         METROPOLITAN HEALTH NETWORKS, INC.


                                         By: /s/ Noel J. Guillama
                                                 Noel J. Guillama
                                         Chairman of the Board and  President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                   Title                            Date


                             President, Chief Executive
                             and Operating Officer
                             (Principal Executive
/s/Noel J. Guillama          Operating Officer) and          August 14, 1997
Noel J. Guillama             Chairman of the Board

                             Vice President of Finance,
/s/Donald B. Cohen           Principal Financial and
Donald B. Cohen              Accounting Officer and          August 14, 1997
                             Director

/s/ Robert L. Kagan, M.D.    Director                        August 14, 1997
Robert L. Kagan, M.D.


/s/ Kenneth J. Hall          Director                        August 14, 1997
Kenneth J. Hall

                                INDEX TO EXHIBITS


Exhibit Number                  Description

(5)                             Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
                                relating to the issuance of shares of securities pursuant to the above Consulting Agreement

(10.1) Consulting Agreement dated July 28, 1997 between the Company and Lion
                                Capital Corporation

(23.1)                          Consent of Atlas, Pearlman, Trop & Borkson, P.A.
                                included in  the opinion
                                filed as exhibit (5) hereto

(23.2) Consents of independent certified public accountants